EXHIBIT 10.10

[GRAPHIC OMITTED]

              SEALED AIR CORPORATION DEFERRED COMPENSATION PROGRAM

                              FOR CRYOVAC EMPLOYEES

1.       NAME:

         This plan shall be known as the "Sealed Air Corporation Deferred Compensation Program for Cryovac Employees" (the "Plan").

2.       PURPOSE AND INTENT:

         Prior to April 1, 1998, the Participants in this Plan identified on EXHIBIT A attached hereto had earned benefits under the W. R. Grace & Co. Deferred Compensation Program (the "Prior Grace Plan"). Effective April 1, 1998, Sealed Air Corporation (formerly known as W. R. Grace & Co.) (the "Company") no longer sponsors, and the Participants no longer participate in or have any benefits under, the Prior Grace Plan as the result of a corporate reorganization and spin-off of certain business units. As a condition to such corporate reorganization, the Company establishes this Plan effective April 1, 1998 for the purpose of providing the Participants with the deferred compensation benefits they had earned under the Prior Grace Plan through March 31, 1998, as adjusted for periods after March 31, 1998 as hereinafter set forth. It is the intent of the Company that benefits under the Plan shall not be taxable to any Participant for income tax purposes until the time actually received by the Participant. The provisions of the Plan shall be construed and interpreted to effectuate such intent.

3.       DEFINITIONS:

         For purposes of the Plan, the following terms shall have the following meanings:

         (a) "Account" means the account established and maintained on the books of the Company to record a Participant's interest under the Plan attributable to amounts credited to the Participant pursuant to paragraph 5(a) below, as adjusted from time to time pursuant to the terms of the Plan.

         (b) "Beneficiary(ies)" means the person(s) or entity(ies) designated by a Participant under the Prior Grace Plan to receive any amounts payable following the Participant's death. The Participant's designation of a Beneficiary may be changed under this Plan in accordance with procedures adopted by the Committee from time to time. If a Participant's fails to designate a Beneficiary or the designated Beneficiary fails to survive the Participant, then the Beneficiary shall be the Participant's estate.

         (c) "Claim" means a claim for benefits under the Plan.

         (d) "Claimant" means a person making a Claim.

         (e) "Committee" means the Sealed Air Corporation Retirement Committee.

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         (f) "Company" means Sealed Air Corporation (formerly known as W. R.
Grace & Co.), a Delaware corporation, and any successor in interest thereto.

         (g) "Participant" means each person identified on EXHIBIT A attached hereto and made a part hereof.

         (h) "Prime Rate" means the average of the "prime rates" (as reported in THE WALL STREET JOURNAL as the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks) in effect on the first day of each month during each semiannual adjustment period (i.e., January 1 through June 30 and July 1 through December 31).

         (i) "Retirement" means a Participant's termination employment with the Company and its subsidiaries on or after having attained age fifty-five (55).

4.       ADMINISTRATION:

         The Committee shall be responsible for administering the Plan. The Committee shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Committee shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The Committee shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Committee may appoint such agents as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Committee may deem expedient or appropriate that are not inconsistent with the intent of the Plan. The decision of the Committee upon all matters within its scope of authority shall be final and conclusive on all persons, except to the extent otherwise provided by law.

5.       OPERATION:

         (a) ESTABLISHMENT OF ACCOUNTS. The Company shall establish and maintain on its books an Account for each Participant. Each Account shall be designated by the name of the Participant for whom established. The initial balance of the Account for each Participant as of April 1, 1998 shall be as set forth on EXHIBIT A.

         (b) ACCOUNT ADJUSTMENTS. Each Account shall be adjusted semiannually on each June 30 and December 31 at a per annum rate equal to the greater of (i) the Prime Rate plus two (2) percentage points or (ii) one hundred twenty percent (120%) of the Prime Rate.

         (c)      PAYMENT OF ACCOUNTS.

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
                  (i)      TERMINATION OF EMPLOYMENT  BEFORE  RETIREMENT.  If a Participant  terminates  employment
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                           with the Company prior to Retirement for any reason other than the  Participant's  death
                           (including,  for example,  as a result of the Participant's  long term disability),  the balance  in the  Participant's  Account  as of the last day of the month  following  the month in which such  termination  of  employment  occurs (the  "Payment  Date") shall be paid to the  Participant  on or around the Payment  Date in a single cash  payment.  For purposes of this  subparagraph,  the Account  shall be adjusted  for  earnings  from the date of the last adjustment  under paragraph 5(b) above through the Payment Date,  using for such purpose the  adjustment  rate that was in effect under  paragraph  5(b) for the immediately  preceding  semi-annual  adjustment period.  Notwithstanding  the foregoing, if the  Participant's  employment  is  terminated  other  than due to the  Participant's voluntary  resignation  or  termination by the Company for "cause" (as determined by the
                           Company in its reasonable discretion  consistent with Company policies),  any portion of the  Participant's  Account  attributable  to  deferral  elections  made under the Prior
                           Grace  Plan for 1989 or  prior  periods  shall  be paid in  accordance  with the  method previously elected under the Prior Grace Plan.

                  (ii)     RETIREMENT;  AGE 70.  In the  event of a  Participant's  Retirement,  or in the  event a
                           -------------------
                           Participant  attains age seventy  (70) while still  employed  with the Company or any of its  subsidiaries,  the  Participant  shall be paid  the  balance  of the  Participant's
                           Account in accordance with the method  previously  elected by the Participant  under the
                           Prior  Grace  Plan.  (The Prior  Grace  Plan  permitted  Participants  to elect lump sum payments or quarterly  installments  over a period  selected by the  Participant of 2-10 years,  15 years or 20 years.)  Payments  shall begin as soon as  practicable  following
                           Retirement or attainment of age seventy (70), as  applicable.  In addition,  the Account shall be  adjusted  (A) from the last  semi-annual  adjustment  date  through  the first payment  date,  using for such  purpose  the  adjustment  rate that was in effect  under paragraph 5(b) for the immediately preceding  semi-annual  adjustment period, and (B) if installments  have  been  elected,  during  the  applicable  payment  period in a manner consistent with the provisions of paragraph 5(b) above.

                  (iii)    DEATH.  If a  Participant  dies while in service  and before  commencement  of  benefits
                           -----
                           under the Plan at age 70, then the Company shall pay the  Participant's  Beneficiary  an amount  equal to the  greater of (A) the  Participant's  Account  balance as of the date of death or (B) the  Participant's  survivor  benefit  identified  on EXHIBIT A attached
                                                                                                 ---------
                           hereto.  (The  amount of  survivor  benefits  set forth on EXHIBIT A are not  subject to
                                                                                      ---------
                           adjustment  pursuant to paragraph  5(b) above.) Such amount shall be paid in  accordance with  the  method  of  payment  that  would  have  been  applicable  in the  case of the
                           Participant's  Retirement.  If a  Participant  dies  after  having  commenced  receiving installment  payments,  the remaining  installments  shall be paid to the Beneficiary as and when they would have otherwise been paid to the Participant.

                  (iv) CHANGE IN PAYMENT METHOD. A Participant may change his or her payment method election applicable under paragraph 5(c)(ii) above by making the change on such forms, at such times and pursuant to such procedures as the Committee may establish from time to time; PROVIDED, HOWEVER, that such change of election shall not become effective until the sixth (6th) month following the date such change of election is made.

                  (v)      UNFORESEEABLE  EMERGENCY.  Prior to a  Participant's  termination of employment with the
                           ------------------------
                           Company,  the Participant may, in the Committee's sole discretion,  receive a withdrawal from  the  Participant's  Account  in  the  case  of  an  "unforeseeable  emergency".  A
                           Participant  requesting a payment  pursuant to this  paragraph  shall have the burden of
                           proof  of  establishing,  to  the  Committee's  satisfaction,   the  existence  of  such
                           "unforeseeable  emergency",  and the amount of the  payment  needed to satisfy the same.
                           In that regard,  the  Participant  shall provide the Committee  with such financial data and  information  as the  Committee  may request.  If the  Committee  determines  that a payment  should be made to a  Participant  under this  paragraph  such payment  shall be made within a reasonable  time after the Committee's  determination  of the existence of such  "unforeseeable  emergency"  and the amount of payment so needed.  As used  herein, the term  "unforeseeable  emergency" means a severe financial  hardship to a Participant resulting  from a sudden and unexpected  illness or accident of the  Participant or of a dependent of the Participant,  loss of the  Participant's  property due to casualty,  or other  similar  extraordinary  and  unforeseeable  circumstances  arising as a result of events beyond the control of the Participant.  The  circumstances  that shall constitute an  "unforeseeable  emergency"  shall  depend  upon the facts of each case,  but, in any case,  payment  may not be made to the extent  that such  hardship is or may be relieved
                           (i)  through  reimbursement  or  compensation  by  insurance  or  otherwise,  or (ii) by liquidation of the  Participant's  assets,  to the extent the liquidation of such assets would not itself cause severe  financial  hardship.  Examples of what are not considered to be  "unforeseeable  emergencies"  include the need to send a  Participant's  child to
                           college  or  the   purchase   of  a  home.   Withdrawals   of  amounts   because  of  an
                           "unforeseeable  emergency" shall not exceed an amount  reasonably  needed to satisfy the emergency need.
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         (d) OTHER PAYMENT PROVISIONS. Any payment hereunder shall be subject to applicable payroll and withholding taxes. In the event any amount becomes payable under the provisions of the Plan to a Participant, Beneficiary or other person who is a minor or an incompetent, whether or not declared incompetent by a court, such amount may be paid directly to the minor or incompetent person or to such person's fiduciary (or attorney-in-fact in the case of an incompetent)
as the Committee, in its sole discretion, may decide, and the Committee shall not be liable to any person for any such decision or any payment pursuant thereto.

         (e) STATEMENTS OF ACCOUNT. Each Participant shall receive an annual statement of the Participant's Account balance.

6.       AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN:

         The Board of Directors of the Company shall have the right and power at any time and from time to time to amend the Plan in whole or in part and at any time to terminate the Plan; provided, however, that no such amendment or termination shall reduce the amount actually credited to a Participant's Account or the Participant's survivor benefit under the Plan on the date of such amendment or termination, or further defer the due dates for the payment of such amounts, without the consent of the affected Participant.

7.       CLAIMS PROCEDURES:

         (a) GENERAL. In the event that a Claimant has a Claim under the Plan, such Claim shall be made by the Claimant's filing a notice thereof with the Committee within ninety (90) days after such Claimant first has knowledge of such Claim. Each Claimant who has submitted a Claim to the Committee shall be afforded a reasonable opportunity to state such Claimant's position and to present evidence and other material relevant to the Claim to the Committee for its consideration in rendering its decision with respect thereto. The Committee shall render its decision in writing within ninety (90) days after the Claim is referred to it, unless special circumstances require an extension of such time within which to render such decision, in which event such decision shall be rendered no later than one hundred eighty (180) days after the Claim is referred to it. A copy of such written decision shall be furnished to the Claimant.

         (b) NOTICE OF DECISION OF COMMITTEE. Each Claimant whose Claim has been denied by the Committee shall be provided written notice thereof, which notice shall set forth:

                  (i)      the specific reason(s) for the denial;

                  (ii) specific reference to pertinent provision(s) of the Plan upon which such denial is based;

                  (iii) a description of any additional material or information necessary for the Claimant to perfect such Claim and an explanation of why such material or information is necessary; and

                  (iv) an explanation of the procedure hereunder for review of such Claim;

all in a manner calculated to be understood by such Claimant.

         (c) REVIEW OF DECISION OF COMMITTEE. Each such Claimant shall be afforded a reasonable opportunity for a full and fair review of the decision of the Committee denying the Claim. Such review shall be by the Committee. Such appeal shall be made within ninety (90) days after the Claimant received the written decision of the Committee and shall be made by the written request of the Claimant or such Claimant's duly authorized representative of the Committee. In the event of appeal, the Claimant or such Claimant's duly authorized representative may review pertinent documents and submit issues and comments in writing to the Committee. The Committee shall review the following:

                  (i) the initial proceedings of the Committee with respect to such Claim;

                  (ii) such issues and comments as were submitted in writing by the Claimant or the Claimant's duly authorized representative; and

                  (iii) such other material and information as the Committee, in its sole discretion, deems advisable for a full and fair review of the decision of the Committee.

The Committee may approve, disapprove or modify the decision of the Committee, in whole or in part, or may take such other action with respect to such appeal as it deems appropriate. The decision of the Committee with respect to such appeal shall be made promptly, and in no event later than sixty (60) days after receipt of such appeal, unless special circumstances require an extension of such time within which to render such decision, in which event such decision shall be rendered as soon as possible and in no event later than one hundred twenty (120) days following receipt of such appeal. The decision of the Committee shall be in writing and in a manner calculated to be understood by the Claimant and shall include specific reasons for such decision and set forth specific references to the pertinent provisions of the Plan upon which such decision is based. The Claimant shall be furnished a copy of the written decision of the Committee. Such decision shall be final and conclusive upon all persons interested therein, except to the extent otherwise provided by applicable law.

8.       APPLICABLE LAW:

         The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the state of New Jersey.

9.       MISCELLANEOUS:

         A Participant's rights and interests under the Plan may not be assigned or transferred by the Participant. The Plan shall be an unsecured, unfunded arrangement. To the extent the Participant acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship between the Company and any Participant. The Plan shall be binding on the Company and any successor in interest of the Company.

         IN WITNESS WHEREOF, this instrument has been executed by an authorized officer of the Company as of the 1st day of April, 1998.

                                                     SEALED AIR CORPORATION

                                             By: /S/Mary A. Coventry
                                             ----------------------
                                             Name: Mary A. Conventry
                                             Title: Vice President

                                    "Company"